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                                                                      Exhibit 16

                 [LETTERHEAD OF GOCIAL & COMPANY APPEARS HERE]



October 23, 1997

Securities and Exchange Commission
450 5th Street, N.W.
Judiciary Plaza
Washington, DC 20549

RE:  Software AG Systems, Inc.

Ladies and Gentlemen:

We have read the statements made by Software AG Systems, Inc. (the Company) (copy attached), which we understand have been included pursuant to Item 304 of Regulation S-K as part of Amendment No. 1 to the Company's Registration Statement on Form S-1, dated October 15, 1997 (File No. 333-36567), as filed with the Securities and Exchange Commission. We agree with the statements concerning our firm.

Very truly yours,


/s/ Gocial and Company, P.C.
Gocial and Company, P.C.

Attachment

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                                    EXPERTS

     The consolidated financial statements and schedule of the Company as of December 31, 1995 and 1996, and for each of the years in the three-year period ended December 31, 1996 have been included in this Prospectus and elsewhere in the Registration Statement in reliance upon the reports of KPMG Peat Marwick LLP, independent certified public accountants, appearing elsewhere herein, and upon the authority of said firm as experts in accounting and auditing.

     On July 11, 1997, the Company retained KPMG Peat Marwick LLP to act as its independent public accountants and informed the prior auditors, Gocial & Company, P.C., the Company's independent accountants since January 1992, of its decision. In connection with the prior auditors' audit of the consolidated financial statements for the years ended December 31, 1995 and 1996, there were no disagreements with the Company on any matters of accounting principles or practices, financial statement disclosure or auditing scope or procedures. The prior auditors' report on the Company's consolidated financial statements for the years ended December 31, 1995 and 1996 contained no adverse opinion or disclaimer of opinion and was not modified or qualified as to uncertainty, audit scope, or accounting principles. The decision to change was approved by the Board of Directors of the Company. The Company has provided the prior auditors with a copy of the disclosure contained in this section of the Prospectus.